UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2012

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                  RESIGNATION OF AN EXECUTIVE OFFICER

On March 29, 2012, Ms. Kimberly D. Barrs, Executive Vice President, Acting Chief Financial Officer of Independence Bancshares, Inc. (the “Company”), and its subsidiary bank, Independence National Bank (the “Bank”), announced to the Board of Directors her intention to resign from her position as Acting Chief Financial Officer, effective on or around May 1, 2012.  Ms. Barrs plans to focus her time on her family. As part of her resignation, Ms. Barrs indicated that her decision is not a result of any disagreements with the Company over matters relating to the Company’s operations, accounting policies and financial report, or other practices.  Ms. Barrs has been a valued member of the executive management team and has served the Company and the Bank faithfully and professionally over the last 7 plus years.  We wish her the best in her future plans.

Ms. Barrs did not have an employment agreement, although she is entitled to compensation earned through the effective date of her resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

		By:	/s/ Lawrence R. Miller
		Name:	Lawrence R. Miller
		Title:	Chief Executive Officer

Dated:	April 3, 2012